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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 13, 2007

                          JoS. A. Bank Clothiers, Inc.
             (Exact name of registrant as specified in its charter)



             Delaware                 0-23874                 36-3189198
   (State or other jurisdiction     (Commission             (IRS Employer
        of incorporation)           File Number)          Identification No.)



                500 Hanover Pike                                21074
              Hampstead, Maryland
     (Address of principal executive offices)                 (Zip Code)



        Registrant's telephone number, including area code (410) 239-2700


          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF  DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 13, 2007, the Board of Directors of JoS. A. Bank Clothiers, Inc. (the "Company") appointed Chief Merchandising Officer R. Neal Black as President of the Company. On the same day, Robert N. Wildrick, who had been President of the Company, was appointed to the new position of Executive Chairman. Mr. Wildrick continues as Chief Executive Officer of the Company. As President, Mr. Black will continue his responsibilities as Chief Merchandising Officer and will continue to report to Mr. Wildrick. As Executive Chairman and Chief Executive Officer, Mr. Wildrick will continue to be the liaison between the management of the Company and the Board of Directors and have supervisory authority over all other officers of the Company.

Mr. Black, who is 52 years old, joined the Company in January 2000 as Executive Vice President-Merchandising and Marketing. He served in that capacity until April 13, 2007, when he became President of the Company. Mr. Black will remain President of the Company until he is removed from such office by the Board of Directors, his successor shall be elected or he shall no longer be employed by the Company, whichever shall be earlier.

Mr. Black is employed by the Company pursuant to an amended employment agreement that expires on January 31, 2009. Mr. Black currently receives an annual base salary of $560,000 and is eligible to receive a bonus for performance in fiscal 2007 (the twelve months ending February 2, 2008) of up to $365,000. The bonus plan is more fully described below. If Mr. Black's employment is terminated by the Company without cause or if Mr. Black resigns for good reason, or if Mr. Black's employment agreement expires without the Company having offered him at least a one year renewal or extension of the employment period on its then current terms, Mr. Black will be entitled to receive termination compensation equal to his base salary for a period of twelve (12) months following the date of termination plus a prorated portion of the bonus for the then current bonus year. Mr. Black will be subject to certain non-compete restrictions following the term of his employment with the Company.

Mr. Black participates in a bonus plan with certain other of the Company's officers and key managers. With regard to Mr. Black, the bonus plan is designed to reward Company-wide financial performance through tying the payment of his bonus primarily to the achievement by the Company of goals for net income after payment of bonuses ("Net Income"). Under the bonus plan, a range of Net Income results has been established (the "Bonus Eligibility Range"). Below the low end of the Bonus Eligibility Range, no bonus is expected to be paid to Mr. Black. Within the Bonus Eligibility Range, the percentage of the maximum potential bonus expected to be paid to Mr. Black increases as Net Income increases. In the event Net Income is within the Bonus Eligibility Range, Mr. Wildrick will make a recommendation to the Compensation Committee of the Board of Directors for payment of a bonus at or above the applicable percentage level based upon his evaluation of Mr. Black's contribution to the performance of the Company and such other factors as he may deem relevant. If Net Income is at or above the highest level of Net Income within the Bonus Eligibility Range, Mr. Black is eligible to earn his maximum bonus potential. The final determination of Mr. Black's bonus is made by the Compensation Committee of the Board of Directors.

The information set forth above is a brief, not complete, description of Mr. Black's compensatory arrangements. Such information is qualified in its entirety by reference to the full text of the employment agreement between the Company and Mr. Black, and all amendments thereto, and the description of the Company's compensation bonus plan, copies of which are filed as Exhibits 10.9, 10.9(a), 10.9(b), 10.9(c), 10.9(d), 10.9(e), 10.9(f), 10.9(g) and 10.15, respectively, to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007. Each such exhibit is incorporated herein by reference.

                                    SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           JoS. A. Bank Clothiers, Inc.
                                           (Registrant)

                                           By:  /s/ Charles D. Frazer
                                           ---------------------------
                                           Charles D. Frazer
                                           Senior Vice President-General Counsel



Dated: April 19, 2007


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